Exhibit 99.1

Beth Frost-Johnson, Sr. VP of Marketing
Merge Healthcare
414.977.4254
bfrost@merge.com

Michael D. Dunham, Chairman of the Board
Merge Healthcare
414.977.4000

MERGE TECHNOLOGIES PROVIDES UPDATE CONCERNING ACCOUNTING AND REGULATORY MATTERS; ANNOUNCES ADDITIONAL CHANGES TO SENIOR MANAGEMENT TEAM

Milwaukee, WI, July 3, 2006 — Merge Technologies Incorporated, d.b.a. Merge Healthcare (NASDAQ: MRGE; TSX: MRG), today provided an update on the status of the previously announced investigation of accounting and financial disclosure matters being conducted by the Audit Committee of the Company’s Board of Directors with the assistance of independent advisors. The Company also announced changes to the Company’s senior management team, including the appointment of Michael D. Dunham, the Company’s Chairman of the Board, as the principal executive officer of the Company on an interim basis, and the appointment of Brian E. Pedlar and Robert J. White as the Company’s co-Presidents and co-Chief Executive Officers on an interim basis.

As previously reported, since January 10, 2006, the Company has received a number of anonymous letters primarily alleging improprieties relating to the Company’s financial reporting, fulfillment of customer contracts and disclosure practices. More specifically, the letters contained allegations of improper revenue recognition practices. The Audit Committee of the Company’s Board of Directors took a leadership role in assessing these matters and determining appropriate corrective action with the assistance of outside counsel. The Audit Committee retained the independent national law firm of Sidley Austin LLP and Alvarez & Marsal, LLC, a nationally-recognized forensic accounting firm, to conduct an independent investigation of the allegations contained in the anonymous letters. Sidley Austin LLP and Alvarez & Marsal have conducted a comprehensive investigation of the Company’s accounting and financial reporting practices, which has included, among other things, a review of relevant documents and interviews of current and former employees of the Company and former employees of Cedara Software Corp., which the Company acquired in June 2005. Throughout the investigation, the Audit Committee’s independent advisors have provided the Audit Committee and the remainder of the Company’s Board of Directors with periodic updates with respect to their findings. In the course of the investigation, Sidley Austin LLP and Alvarez & Marsal have regularly consulted with KPMG LLP, the Company’s independent registered public accountants.

Sidley Austin LLP has now completed its part of the investigation. On June 29, 2006, it reported its findings to the Audit Committee, and on June 30, 2006, the Audit Committee presented its recommendations to all of the non-employee directors of the Company. On July 2, 2006, the Company’s Board of Directors held a meeting at which it accepted the resignations of each of William C. Mortimore, the Company’s interim Chief Executive Officer, Scott T. Veech, the Company’s Chief Financial Officer, Treasurer and Secretary, and David M. Noshay, the Company’s Senior Vice President, Strategic Business Development, as officers and employees of the Company and its subsidiaries and, in the case of Mr. Mortimore, also as a director of the Company and its subsidiaries.

At the July 2, 2006 Board meeting, Michael D. Dunham, who is the Chairman of the Company’s Board of Directors, was appointed as the principal executive officer of the Company on an interim basis. At the same time, Brian E. Pedlar, who has been serving as Senior Vice President and President of Cedara Software, and Robert J. White, who has been serving as Senior Vice President of the Company and President of Merge eMed, were each appointed as the Company’s co-President and co-Chief Executive Officer on an interim basis. Messrs. Pedlar and White will report to Mr. Dunham, who will now be overseeing the Company’s day-to-day operations. In addition to their continuing roles with Cedara and Merge eMed, Messrs. Pedlar and White will have additional responsibilities with respect to the Company’s combined operations. “Brian, Bob and I will work collaboratively to strengthen relationships with our customers, ensure that Merge Technologies continues to be a compelling place for our employees to work, and to build value for our shareholders,” said Mr. Dunham. On July 2, 2006, the Company’s Board of Directors also accepted Mr. Dunham’s resignation as a member of the Audit Committee of the Company’s Board of Directors. The Board of Directors is continuing its search for a permanent Chief Executive Officer.

Mr. Dunham has served as director of the Company since February 1998 and Chairman of the Board of Directors since May 2006. Mr. Dunham has many years of software industry experience, including as co-founder and chief executive officer of publicly traded Effective Management Systems, Inc. from 1978 to 1999. Mr. Pedlar has over 15 years of public company, operations and corporate finance experience, including nearly six years of experience as a member of Cedara’s senior management team. Prior to becoming President of Cedara in June 2005, Mr. Pedlar held the positions of Chief Financial Officer of Cedara Software Corp. from April 2004 to June 2005 and Director of Finance from October 2000 to April 2004. Mr. White has more than 20 years of healthcare industry experience, including 15 years in various roles with IBM, most notably as Global Marketing Executive for IBM’s multi-billion dollar healthcare business. Mr. White has served as Senior Vice President of the Company and President of Merge eMed since April 2006.

Steve Oreskovich, who has been serving as the Company’s Vice President and Corporate Controller since April 2004, has been appointed as the Company’s Chief Accounting Officer and interim Treasurer and Secretary, and in such positions will be the interim principal financial officer of the Company. “The Board of Directors is very confident in Steve’s ability to reestablish the Company’s commitment to best accounting practices, foster a culture of compliance and direct the Company’s efforts to become current in its SEC filings. We expect that Steve will work diligently, in close collaboration with our independent advisors and auditors, to resolve the accounting and financial disclosure issues facing the Company,” said

Dennis Brown, Chairman of the Company’s Audit Committee. The Board of Directors is continuing its search for a Chief Financial Officer.

The Company also provided an update with respect to the restatement of previously issued financial statements. As previously announced, the Company’s management and the Audit Committee determined that the Company’s previously issued financial statements for the quarters ended June 30, 2005, and September 30, 2005, should no longer be relied upon due to certain material errors. The Audit Committee has since determined that, because of improper accounting and financial reporting practices with respect to reporting periods in the fiscal years 2002 through 2005, the previously issued financial statements for each of the reporting periods in 2002 through 2005 should no longer be relied upon. Furthermore, the audit reports of KPMG LLP with respect to those financial statements should no longer be relied upon. Accordingly, it will be necessary to restate previously issued financial statements for such periods. The Company currently anticipates that the restatements will primarily relate to the timing of revenue recognition, with a significant amount of revenue recognized in 2002 through early 2005 expected to be instead recognized in late 2005 and 2006. At this time, however, the Company cannot provide a precise estimate of the impact of these non-cash adjustments to the financial statements.

The Audit Committee’s investigation and the remedial actions resulting from the investigation have caused and will likely continue to cause uncertainty and disruption of the Company’s business and operations. However, despite the challenges facing the Company, it continues to deliver industry-leading solutions to its customers in the medical imaging and healthcare information technology markets. “We remain committed to providing elegant and affordable solutions to our customers that improve clinicians’ productivity and enhance the quality of the care they provide,” said Mr. Dunham. He added, “With approximately $60.0 million in cash and cash equivalents on hand as of June 30, 2006, the Company is confident that it has sufficient liquidity for the foreseeable future.”

As previously disclosed, the NASDAQ Listing Qualifications Panel determined to continue the listing of the Company’s common stock on The NASDAQ National Market subject to the Company’s filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, all required restatements and its Form 10-Q for the quarter ended March 31, 2006 by no later than July 7, 2006. The Company has determined that it will not be able to file these periodic reports by July 7, 2006. The Company currently expects to make all of these filings by the end of the third quarter of 2006 and, accordingly, is requesting that the NASDAQ Listing Qualifications Panel grant the Company an additional extension until September 30, 2006 to regain compliance with the NASDAQ listing requirements. The Company cannot predict whether the NASDAQ Listing Qualifications Panel will grant the Company’s request for an additional extension. If no such extension is granted, then beginning on July 10, 2006, the Company’s common stock will trade on the “Pink Sheets.”  The Company anticipates that its common stock would be eligible for trading on the OTC Bulletin Board once the Company becomes current in its SEC filings.

The Company is also establishing programs designed to retain officers and other key employees. “The Compensation Committee believes that it is important for the Company to provide its dedicated and talented personnel with additional incentives to continue to deliver industry-leading solutions to our customers in the medical imaging and healthcare information technology markets,” said Anna M. Hajek, Chair of the Company’s Compensation Committee.

The Company continues to cooperate with the SEC with respect to its previously announced, informal, nonpublic inquiry that principally relates to the Company’s announcement on March 17, 2006 that it would revise its results of operations for the fiscal quarters ended June 30, 2005 and September 30, 2005, as well as the Audit Committee’s investigation. The Company is providing an update to the SEC regarding the developments described in this news release.

Additionally, between March 22, 2006 and April 26, 2006, seven putative securities class action lawsuits were filed in the United States District Court for the Eastern District of Wisconsin, on behalf of a class of persons who acquired shares of the Company’s common stock between August 2, 2005 and March 16, 2006, against the Company and two of its former officers, Richard A. Linden and Scott T. Veech; one of the complaints also names Brian E. Pedlar, interim co-President and co-Chief Executive Officer of the Company, and one was voluntarily dismissed. The cases arise out of the Company’s March 17, 2006 announcement that that the Company would revise the Company’s results of operations for the fiscal quarters ended June 30, 2005 and September 30, 2005, as well as the Company’s investigation of allegations made in anonymous third-party complaints received by the Company, and they allege that the Company and individual defendants violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. The complaints seek damages in unspecified amounts. Competing motions for the appointment of lead plaintiff have been filed, but they have not yet been ruled upon by the Court.

On April 24, 2006, the Company received a letter from Schiffrin & Barroway, LLP, purportedly on behalf of a stockholder, alleging that members of the Company’s Board of Directors, Mr. Linden, and Mr. Veech breached their fiduciary duties to the Company by allegedly violating generally accepted accounting principles and engaging in improper accounting and financial reporting. The letter demands that the Board take action to recover damages allegedly suffered by the Company. The Company’s Board of Directors is considering its response to this demand.

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Merge Healthcare is a market leader in the development and delivery of medical imaging and information management software and services. Our innovative software solutions use leading edge imaging software technologies that accelerate market delivery for our OEM customers, while our end-user solutions improve our customers’ productivity and enhance the quality of patient care they provide. For additional information, visit our website at www.merge.com.

Merge eMed, a Merge Healthcare company, is focused on accelerating productivity for radiology departments and specialty practices, imaging centers and hospitals. By combining sophisticated RIS, PACS, advanced visualization and clinical imaging applications, Merge eMed delivers integrated end-to-end software solutions and professional services that are transforming the way our customers interact with referring physicians, manage their workflow, position their businesses in their markets and deliver imaging and information services to their customers. For additional information, visit our website at www.merge-emed.com.

Cedara Software is a Merge Healthcare company focused on the development of custom engineered software applications and development tools for the medical imaging OEM and International markets. Cedara software is deployed in hospitals and clinics worldwide and is licensed by many of the world’s leading medical device and healthcare information technology companies. Cedara technologies and expertise span all the major digital imaging modalities including computed tomography (CT), magnetic resonance imaging (MRI), digital X-ray, mammography, ultrasound, echo-cardiology, angiography, nuclear medicine, positron emission tomography (PET) and fluoroscopy. Cedara medical imaging offerings are used in all aspects of clinical imaging workflow including the capture of a patient’s digital image; the archiving, communication and manipulation of digital images; sophisticated clinical applications to analyze digital images; and the use of imaging in minimally-invasive surgery. For additional information, visit our website at www.cedara.com.

Except for the historical information herein, the matters discussed in this news release include forward-looking statements that may involve a number of risks and uncertainties. When used in this press release, the words “will,” “ believes,” “intends,” “ anticipates,” “ expects” and similar expressions are intended to identify forward-looking statements. Actual results could differ materially from those expressed in, or implied by, the forward-looking statements based on a number of factors, including, but not limited to, the uncertainty created by, the adverse impact on relationships with customers, potential customers, suppliers and investors potentially resulting from, and other risks associated with, the changes in the Company’s senior management; costs, risks and effects of the investigation by the Audit Committee of the Board of Directors; the impact of the restatement of financial statements of the Company and other actions that may be taken or required as a result of such restatement; the Company’s inability to timely file reports with the Securities and Exchange Commission; risks associated with the Company’s inability to meet the requirements of The NASDAQ Stock Market for continued listing, including possible delisting; costs, risks and effects of legal proceedings and investigations, including the informal, non-public inquiry being conducted by the Securities and Exchange Commission and class action, derivative, and other lawsuits; risks in product and technology development, market acceptance of new products and continuing product demand, the impact of competitive products and pricing, ability to integrate acquisitions, changing economic conditions, credit and payment risks associated with end-user sales, dependence on major customers, dependence on key personnel, and other risk factors detailed in the Company’s filings with the Securities and Exchange Commission. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances, or for any other reason.